                                                                   EXHIBIT 10.24

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

                       DIGITAL TRANSMISSION SYSTEMS, INC.
              11.50% SUBORDINATED DEBENTURE DUE SEPTEMBER 25, 2002

No. ____                                                        Atlanta, Georgia
$4,000,000.00                                                 September 25, 1997

         FOR VALUE RECEIVED, Digital Transmission Systems, Inc., a Delaware corporation (the "Company"), promises to pay to the order of Sirrom Capital Corporation d/b/a Tandem Capital, a Tennessee corporation ("Purchaser"), pursuant to the Debenture Purchase Agreement (as hereinafter defined) at such place as Purchaser may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, by automatic debit, the principal sum of Four Million Dollars ($4,000,000.00) and any accrued but unpaid interest thereon.

         This Debenture is referred to in and is executed and delivered pursuant to, a Debenture Purchase Agreement dated of even date herewith between the Company and Purchaser (the "Debenture Purchase Agreement"), to which reference is hereby made for a statement of the terms and conditions under which this Debenture may be repaid and accelerated. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Debenture Purchase Agreement.

         Interest shall accrue from the date of issue of this Debenture at the rate of 11.50% per annum, payable quarterly by automatic debit on the first day of each March, June, September and December, commencing December 1, 1997, and ending at maturity, to mature on September 25, 2002.

         Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed.

         Any principal payment due under this Debenture not paid when due, whether at stated maturity, by notice of repayment, by acceleration or otherwise, and any accrued but unpaid interest shall, to the extent permitted by applicable law, thereafter bear interest (compounded monthly and payable upon demand) at an annual rate of 15% in respect of such principal and such unpaid interest until such unpaid amounts have been paid in full (whether before or after judgment).

         This Debenture is subject to (i) optional redemption by the Company without penalty and as provided by Section 1.2 of the Debenture Purchase Agreement, and (ii) mandatory redemption at the election of the holder and as provided by Section 1.3 of the Debenture Purchase Agreement. All payments made hereunder shall be applied first to interest and then to outstanding principal.

         If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, under the laws of the State of Tennessee, the due date thereof shall be extended to the next succeeding business day.

         Demand, presentment, protest, diligence, notice of dishonor, and any other formality are hereby expressly waived by the Company and any endorser or guarantor.

         If there is any default under this Debenture, and this Debenture is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Company promises to pay to the order of the holder hereof such holder's reasonable attorneys' fees and court costs actually incurred in collecting or attempting to collect or securing or attempting to secure this Debenture or enforcing the holder's rights with respect to the Collateral, to the extent allowed by the laws of the State of Tennessee or any state in which any Collateral is situated.

         THIS DEBENTURE HAS BEEN DELIVERED IN, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF, THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

         The holder of this Debenture may, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party, or any other party to this Debenture (i) extend the time for payment of either principal or interest from time to time, (ii) release or discharge any one or more parties liable on this Debenture, (iii) suspend the right to enforce this Debenture with respect to any persons, (iv) change, exchange, or release any property in which the holder has any interest securing this Debenture, (v) justifiably or otherwise, impair any of the Collateral or suspend the right to enforce against any such Collateral, and (vi) at any time it deems it necessary or proper, call for and, should it be made available, accept, as additional security, the signature or signatures of additional parties or a security interest in property of any kind or description or both.

         This Debenture is subordinated to certain other indebtedness of the Company to the extent and with the effect set forth in the Debenture Purchase Agreement.

         This Debenture is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company at 3000 Northwoods Parkway, Building 330, Norcross, Georgia 30071, or such other address as the Company shall have advised the holder of the Debenture in writing, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Debenture or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Debenture shall be made only to or upon the order in writing of the registered holder thereof.

         Any provision herein, or in the Debenture Purchase Agreement, or any other document executed or delivered in connection herewith or therewith, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, neither the Purchaser nor any holder hereof shall in any event be entitled to receive or collect, nor shall any amounts received hereunder be credited, so that Purchaser or any holder hereof shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the person primarily obligated to pay this Debenture at the time in question. If any construction of this Debenture or the Debenture Purchase Agreement, or any and all other papers, agreements or commitments, indicate a different right given to Purchaser or any holder hereof to ask for, demand, or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the parties that this Debenture, the Debenture Purchase Agreement, and all other documents executed or delivered in connection herewith shall in all ways comply with applicable law and proper adjustments shall automatically be made accordingly. If Purchaser or any holder hereof ever receives, collects, or applies as interest, any sum in excess of the maximum amount permitted by applicable law, if any, such excess amount shall be applied to the reduction of the unpaid principal balance of this Debenture, and if this Debenture is paid in full, any remaining excess shall be paid to the Company. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum amount permitted by applicable law, if any, the Company and any holder hereof shall, to the maximum extent permitted under applicable law; (i) characterize any non-principal payment as an expense or fee rather than as interest, and (ii) "spread" the total amount of interest throughout the entire term of this Debenture.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Debenture to be executed in its corporate name by the undersigned officer, thereunto duly authorized.

                                             DIGITAL TRANSMISSION SYSTEMS, INC.


                                             By:   /s/Andres C. Salazar
                                                -------------------------

                                             Name: Andres C. Salazar
                                                  -----------------------

                                             Title: President and CEO
                                                   ----------------------

                                TABLE OF CONTENTS

         1.       Sale and Purchase of Debentures.                                       1
                           1.1      Debentures.                                          1
                           1.2      Optional Redemption.                                 1
                           1.3      Mandatory Redemption.                                3
                           1.4      Commitment; Closing Date.                            3
                           1.5      Processing Fee.                                      3

         2.       Representations and Warranties of the Company.                         3
                           2.1      Corporate Status.                                    3
                           2.2      Capitalization.                                      4
                           2.3      Authorization.                                       5
                           2.4      Validity and Binding Effect.                         5
                           2.5      Contracts and Other Commitments.                     5
                           2.6      Litigation.                                          6
                           2.7      Financial Statements.                                6
                           2.8      SEC Reports.                                         6
                           2.9      Absence of Changes.                                  6
                           2.10     No Defaults.                                         7
                           2.11     Compliance With Law.                                 7
                           2.12     Taxes.                                               7
                           2.13     Certain Transactions.                                7
                           2.14     Title to Property.                                   8
                           2.15     Intellectual Property.                               8
                           2.16     Environmental Matters.                               9
                           2.17     Accounting Matters.                                  9
                           2.18     [Reserved].                                         10
                           2.19     Prior Sales.                                        10
                           2.20     Regulatory Compliance.                              10
                           2.21     Margin Regulations.                                 10
                           2.22     [Reserved].                                         10
                           2.23     Limited Offering.                                   10
                           2.24    Registration Obligations.                            10
                           2.25    Insurance.                                           10
                           2.26    Governmental Consents.                               11
                           2.27    Employees                                            11
                           2.28    ERISA                                                11
                           2.29    Fees/Commissions                                     12
                           2.30    Survival.                                            12

         3.       Representations and Warranties of Purchaser                           12
                           3.1      Corporate Status.                                   12


                           3.2      Authorization.                                      12
                           3.3      Validity and Binding Effect                         12
                           3.4      Accredited Investor, Investment Intent              13
                           3.5      Survival                                            13

         4.       Conditions Precedent to the Obligations of Purchaser                  13
                           4.1      Representations and Warranties                      13
                           4.2      Officer's Certificate                               13
                           4.3      Satisfactory Proceedings & Secretary's Certificate  13
                           4.4      Legal Opinion                                       14
                           4.5      Authorization Agreement                             14
                           4.6      Existence and Authority                             14
                           4.7      Delivery of Operative Documents                     14
                           4.8      [Reserved].                                         14
                           4.9      Required Consents                                   14
                           4.10     Waiver of Conditions                                14

         5.       Covenants of Company.                                                 15
                           5.1      Use of Proceeds                                     15
                           5.2      Corporate Existence, Etc                            15
                           5.3      Maintenance of Properties, Etc.                     15
                           5.4      Nature of Business                                  15
                           5.5      Insurance                                           15
                           5.6      Taxes, Claims for Labor and Materials.              15
                           5.7      Compliance with Laws, Agreements, Etc               16
                           5.8      ERISA Matters                                       16
                           5.9      Books and Records: Rights of Inspection             16
                           5.10     Reports                                             16
                           5.11     Limitations on Debt and Obligations.                18
                           5.12     Guaranties                                          19
                           5.13     Limitation on Liens                                 19
                           5.14     Restricted Payments                                 20
                           5.15     Investments                                         20
                           5.16     Mergers, Consolidations and Sales of Assets         21
                           5.17     Transactions with Affiliates                        23
                           5.18     Notice                                              23
                           5.19     Board of Directors; Observer Rights.                23
                           5.20     Annual Plan.                                        24
                           5.21     Further Assurances.                                 24



         6.       SUBORDINATION OF DEBENTURES                                           24
                           6.1      Subordination.                                      24
                           6.2      Liquidation, Etc.                                   24
                           6.3      Senior Indebtedness Default.                        25
                           6.4      Subrogation.                                        25

         7.       Conversion of Debentures.                                             25
                           7.1      Conversion Privilege                                25
                           7.2      Reservation of Shares.                              26
                           7.3      Conversion Procedure                                26

         8.       Restrictions on Transfer; Registration Rights.                        32
                           8.1      Legends; Restrictions on Transfer.                  32
                           8.2      Registration Rights.                                32

         9.       Events of Default; Remedies                                           32
                           9.1      Events of Default                                   32
                           9.2      Remedies Upon Default                               34
                           9.3      Acceleration of Maturities                          34

         10.      Amendments, Waivers and Consents                                      35
                           10.1     Consent Required.                                   35
                           10.2     Solicitation of Debenture Holders                   35
                           10.3     Effect of Amendment or Waiver                       35

         11.      Interpretation of Agreement; Definitions                              35
                           11.1     Definitions.                                        35
                           11.2     Accounting Principles                               38
                           11.3     Directly or Indirectly                              38

         12.      Miscellaneous                                                         38
                           12.1     Expenses, Stamp Tax Indemnity                       38
                           12.2     Powers and Rights Not Waived;
                                            Remedies Cumulative                         39
                           12.3     Notices                                             39
                           12.4     Assignments                                         40
                           12.5     Survival of Covenants and Representations           40
                           12.6     Severability.                                       40
                           12.7     Governing Law.                                      41
                           12.8     Captions; Counterparts.                             41
                           12.9     Confidentiality.                                    41
                           12.10    Publicity.                                          41

                          DEBENTURE PURCHASE AGREEMENT

                                     BETWEEN

                           SIRROM CAPITAL CORPORATION
                                      d/b/a
                                 TANDEM CAPITAL

                                       AND

                       DIGITAL TRANSMISSION SYSTEMS, INC.



                               September 25, 1997

                          DEBENTURE PURCHASE AGREEMENT

         This DEBENTURE PURCHASE AGREEMENT (the "Agreement ") entered into the 25th day of September, 1997, by and between DIGITAL TRANSMISSION SYSTEMS, INC. a Delaware corporation (the "Company"), and SIRROM CAPITAL CORPORATION d/b/a TANDEM CAPITAL, a Tennessee corporation (the "Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to obtain additional capital for use in connection with its business through the issue and sale of certain securities, and Purchaser is willing to purchase such obligations from the Company, on the terms and conditions set forth herein.

         NOW, THEREFORE, in mutual consideration of the premises and the respective representations, warranties, covenants and agreements contained herein, the parties agree as follows:

         1.       Sale and Purchase of Debentures.

                  1.1 Debentures. The Company has authorized the issue and sale of Four Million Dollars ($4,000,000.00) aggregate principal amount of its 11.5% Subordinated Debentures due September 25, 2002 (the "Debentures"), to be dated the date of issue, to bear interest from such date at the rate of 11.5% per annum, payable quarterly by automatic debit on the first day of each March, June, September, and December in each year, commencing December 1, 1997, and ending at maturity, to mature on September 25, 2002, and to bear such other terms as are set forth in the form attached hereto as Exhibit A-1. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months. The Debentures are subject to (i) optional redemption by the Company without penalty and as provided by Section 1.2, and (ii) mandatory redemption at the election of the holder and as provided by Section 1.3. The Debentures are convertible at any time by the holder into shares of the Company's Common Stock at an initial Conversion Price of $10.25 per share and as provided by Section 7. The term "Debenture" and "Debentures" as used herein includes the initial Debenture in the form of Exhibit A-1 and each additional Debenture delivered pursuant to this Agreement. Capitalized terms shall have the meanings assigned by Section 11 unless otherwise defined herein.

                  1.2      Optional Redemption.

                  (a) The Debentures may be redeemed at the option of the Company (i) at any time on or after September 25, 1999, provided the average closing bid price (as defined below) of the Company's Common Stock for the 20 trading days preceding the date of the Redemption Notice (which such 20-trading day period may include trading days that fall on or prior to September 25, 1999) exceeds $15.00 per share (adjusted for stock splits, stock dividends, and similar recapitalizations), at a Redemption Price equal to the sum of (A) the aggregate principal amount of the Debentures then outstanding, plus (B) all accrued but unpaid interest, plus (C) interest on any principal payment not paid when due and any accrued but unpaid interest at an annual rate of 15% in respect of such principal and such unpaid interest, plus (D) any expenses or costs of collection to which the holder of the Debentures is entitled pursuant to the Debenture, or
(ii) at any time on or after September 25, 1999, at a Redemption Price equal to the sum of (A) the aggregate principal amount of the Debentures then outstanding, plus (B) all accrued but unpaid interest, plus (C) interest on any principal payment not paid when due and any accrued but unpaid interest at an annual rate of 15% in respect of such principal and such unpaid interest, plus
(D) any expenses or costs of collection to which the holder of the Debentures is entitled pursuant to the Debenture, plus (E) an amount equal to (x) a 20% compounded annual return on the aggregate principal amount of the Debentures then outstanding, computed from the Closing Date to the Redemption Date, minus
(y) all interest previously paid on such Debentures being redeemed plus amounts payable under clause (B). For purposes of this Section and Section 7 of this Agreement, the "closing bid price" on any trading day shall mean the last reported closing bid price of the Common Stock of the Company on such day on the principal securities exchange or Nasdaq National Market on which the Common Stock is listed or, if the Common Stock is not so listed, the last reported bid price of the Common Stock as reported on the Nasdaq SmallCap Market on such date or, if the Common Stock is neither so listed nor so reported, the last reported bid price of the Common Stock as quoted by a registered broker-dealer for which such quotes are available on such date.

                  (b) In case of each redemption at the Company's option hereunder, the Company shall give written notice (the "Redemption Notice") to each holder of a Debenture to be redeemed not less than 30 nor more than 45 days prior to the date fixed for such redemption (the "Redemption Date"), in each case specifying the Redemption Date, the aggregate principal amount of the Debentures to be redeemed on such date, the principal amount of Debentures held by such holder to be redeemed on such date, and the Redemption Price. The Redemption Notice may be given on or prior to the date on which redemption is permissible at the Company's option, provided that the Redemption Date falls on or after the date on which redemption is first permissible at the Company's option. Notwithstanding the receipt of such notice, prior to and in lieu of redemption, any holder of Debentures may convert all or any part of such Debentures into Common Stock in accordance with Section 7 provided that the Conversion Date occurs prior to the Redemption Date. After the Redemption Notice is mailed, Debentures called for redemption become due and payable on the Redemption Date at the Redemption Price.

                  (c) Neither the Company nor any Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Debentures unless the offer has been made to repurchase Debentures, pro rata, from all holders of the Debentures at the same time and upon the same terms. If the Company repurchases or otherwise acquires any Debentures, such Debentures shall immediately thereafter be canceled, and no Debentures shall be issued in substitution therefor. Without limiting the foregoing, upon the purchase or other acquisition of any Debentures by the Company or any Subsidiary or Affiliate, such Debentures shall no longer be outstanding for purposes of any Section of this Agreement relating to the taking by the holders of the Debentures of any actions with respect hereto.

                  1.3 Mandatory Redemption. Holders of Debentures may at any time require the Company to redeem part or all of the Debentures if (i) there occurs a Change In Control (as defined in Section 11) (ii) the Company's Common Stock is de-listed from NASDAQ, or (iii) the Company's Common Stock ceases to be publicly traded. In such case, holders of Debentures may give notice to the Company of mandatory redemption not less than 15 nor more than 30 days prior to the Redemption Date, in each case specifying the Redemption Date, the aggregate principal amount of the Debentures to be redeemed on such date, the principal amount of Debentures held by such holder to be redeemed on such date, and the Redemption Price, which shall be equal to the sum of (A) the aggregate principal amount of the Debentures tendered for redemption, plus (B) all accrued but unpaid interest on such Debentures, plus (C) interest on any principal payment not paid when due and any accrued but unpaid interest at an annual rate of 15% in respect of such principal and such unpaid interest, plus
(D) any expenses or costs of collection to which the holder of the Debentures is entitled pursuant to the Debenture.

                  1.4 Commitment; Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company, Debentures in the aggregate principal amount of Four Million Dollars ($4,000,000.00) at a purchase price equal to 100% of the principal amount thereof. Delivery of the Debentures will be made at the offices of Tandem Capital, Inc., Nashville, Tennessee, against payment therefor by federal funds wire transfer in immediately available funds and to the accounts and in the amounts set forth in the Company's wire instructions in the form of Exhibit B hereto, at 10:00 A.M., Nashville time, on September 25, 1997, or such later date as the Company and Purchaser shall agree (the "Closing Date"). The Debentures delivered to Purchaser on the Closing Date shall be delivered to Purchaser in the form of a single Debenture for the full amount of such purchase (unless different denominations are specified by Purchaser), registered on the books of the Company in Purchaser's name or in the name of such nominee as Purchaser may specify and, with appropriate insertions, in the form attached hereto as Exhibit A-1, all as Purchaser may specify at least 24 hours prior to the date fixed for delivery.

                  1.5 Processing Fee. The Company shall pay to Purchaser on or before the Closing Date a processing fee in an amount equal to $100,000.

         2. Representations and Warranties of the Company. The Company hereby represents and warrants to Purchaser as follows:

                  2.1      Corporate Status.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement, the Debentures, the Registration Rights Agreement, and any other document executed and delivered by the Company in connection herewith or therewith (collectively, the "Operative Documents"). The Company is qualified to do business and is in good standing in each state or other jurisdiction in which such qualification is necessary under applicable law, except where the failure to so qualify would not have a Material Adverse Effect (as defined in Section
11) on the financial condition or results of operations of the Company.

                  (b) Schedule 2.1(b) sets forth a complete list of each corporation, partnership, joint venture, limited liability company or other business organization in which the Company owns, directly or indirectly, any capital stock or other equity interest in excess of $1,000 (the "Subsidiary" or, collectively, the "Subsidiaries"), or with respect to which the Company or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by the Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or other organization as indicated on Schedule 2.1(b), each has all requisite power and authority and holds all material licenses, permits and other required authorizations from government authorities necessary to own its properties and assets and to conduct its business as now being conducted, and each is qualified to do business as a foreign corporation (or business organization) and is in good standing in every jurisdiction in which such qualification is necessary under applicable law, except where the failure to so qualify would not have a Material Adverse Effect on the financial condition or results of operations of the Company. All of the outstanding shares of capital stock, or other equity interest, of each Subsidiary owned, directly or indirectly, by the Company have been validly issued, are fully paid and nonassessable, and are owned by the Company free and clear of all liens, charges, security interests, or encumbrances.

                  2.2      Capitalization.

                  (a) The authorized capital stock of the Company consists of (i) 3,000,000 shares of Preferred Stock, none of which are issued and outstanding, and (ii) 15,000,000 shares of Common Stock, $.01 par value, 4,132,180 of which are issued and outstanding as of the date hereof. All shares of Common Stock outstanding have been validly issued and are fully paid and nonassessable. There are no statutory or contractual preemptive rights, rights of first refusal, antidilution rights, or any similar rights held by any party with respect to the issuance of the Debentures.

                  (b) The Company has not granted, or agreed to grant or issue, any options, warrants or rights to purchase or acquire from the Company any shares of capital stock of the Company, there are no securities outstanding or committed to be issued by the Company or any Subsidiary which are convertible into or exchangeable for any shares of capital stock or other securities of the Company, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions as to which the Company is a party, or by which it is bound, relating to any shares of capital stock or other securities of the Company, whether or not outstanding except for (i) the Debentures to be issued pursuant to this Agreement, and (ii) such options, warrants and other rights to acquire capital stock of the Company set forth on Schedule 2.2(b). Except as set forth on Schedule 2.2(b), all such shares have been duly reserved for issuance, have been duly and validly authorized, and upon issuance in accordance with the terms of the respective instruments and receipt of payment therefor, will be validly issued, fully paid, and nonassessable.

                  (c) The Common Stock issuable upon conversion of the Debentures being purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

                  2.3 Authorization. The Company has full legal right, power and authority to enter into and perform its obligations under the Operative Documents without the consent or approval of any other person, firm, governmental agency, or other legal entity. The execution and delivery of this Agreement, the issuance of the Debentures hereunder, the execution and delivery of each other document in connection herewith or therewith to which the Company is a party, and the performance by the Company of its obligations hereunder or thereunder are within the corporate powers of the Company and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any material agreement to which the Company or any of its Subsidiaries is a party or by which any of them or their properties is bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument, or (iii) violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officer executing this Agreement, the Debentures, and any other document executed and delivered by the Company in connection herewith or therewith, is duly authorized to act on behalf of the Company.

                  2.4 Validity and Binding Effect. Each of the Operative Documents is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to such limitations on enforceability as may exist under equitable principles of law or the application of bankruptcy or insolvency laws.

                  2.5 Contracts and Other Commitments. Except as disclosed on Schedule 2.5 and other than as filed by the Company with the Securities and Exchange Commission ("SEC") as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (each such disclosed or filed agreement an "Applicable Contract"), the Company and its Subsidiaries are not bound by any loans, liens, pledges, security interests, agreements, indentures, or instruments defining the rights of security holders under any securities or other financings upon which the Company or any Subsidiary is obligated or by which the Company is bound.

                  2.6 Litigation. Except as set forth on Schedule 2.6, there is no litigation, arbitration, claim, proceeding or investigation pending or threatened in writing to which the Company or any Subsidiary is a party or of which any of its respective properties or assets is the subject which, if determined adversely to the Company or such Subsidiary, would individually or in the aggregate have a Material Adverse Effect on the financial position, results of operations, or business of the Company and its Subsidiaries.

                  2.7      Financial Statements. Except as set forth on
Schedule 2.7, the consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended June 30, 1996 and 1995, and the unaudited consolidated financial statements as of and for the nine months ended March 31, 1997, and the related notes, copies of which the Company previously has delivered to Purchaser, fairly present the financial position, results of operations, cash flows and changes in stockholders' equity of the Company and its consolidated Subsidiaries, at the respective dates of and for the periods to which they apply in such financial statements, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the most recent audited consolidated financial statements). No financial statements of any other person(s) are required by GAAP to be included in the consolidated financial statements of the Company.

                  2.8 SEC Reports. The Company's Common Stock is listed for trading on the NASDAQ SmallCap Market and has been duly registered with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Since March 1996, the Company has timely filed all reports, registrations, proxy or information statements, and all other documents, together with any amendments required to be made thereto, required to be filed with the SEC under the Securities Act and the Exchange Act (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports complied (or will comply, as the case may be) in all material respects with all rules and regulations promulgated by the SEC and did not (or will not, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  2.9 Absence of Changes. Since March 31, 1997, (i) neither the Company nor any of its Subsidiaries have incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company or any of its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries have purchased any of its outstanding capital stock or declared, or paid any dividend or other distribution or payment in respect of its capital stock,
(iii) there has not been any change in the authorized or issued capital stock, long-term debt, or short-term debt of the Company, and (iv) there has not been any material adverse change in or affecting the business, operations, properties, assets, or condition (financial or otherwise) of the Company or any Subsidiary.

                  2.10 No Defaults. Except as set forth on Schedule 2.10 and except where a default or event of default does not and would not constitute a Material Adverse Event (as defined in Section 11), no default or event of default by the Company or any Subsidiary exists under this Agreement or any of the other Operative Documents, or under any Applicable Contract, or other material instrument or agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its respective properties are bound or, to the knowledge of the Company, affected, and to the knowledge of the Company no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default thereunder.

                  2.11 Compliance With Law. The Company and any Subsidiary are in compliance with all foreign, federal, state or local laws, regulations, decrees and orders applicable to them (including but not limited to the Foreign Corrupt Practices Act, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition) to the extent that noncompliance, in the aggregate, cannot reasonably be expected to cause a Material Adverse Event.

                  2.12 Taxes. Except as set forth on Schedule 2.12, the Company and its Subsidiaries have filed or caused to be filed all federal, state and local income, excise and franchise tax returns for the 1994, 1995 and 1996 taxable years required to be filed (except for returns that have been appropriately extended), and have paid, or provided for the payment of, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved), and the Company does not know of any proposed assessment for additional taxes or any basis therefor. No tax liens have been filed against the Company or its Subsidiaries or any of their properties.

                  2.13 Certain Transactions. Except as set forth in the filings made by the Company with the SEC and except as to indebtedness incurred in the ordinary course of business and approved by the Board of Directors of the Company, neither the Company nor any Subsidiary is indebted, directly or indirectly, to any of its officers or directors, or to their respective spouses or children, or to any affiliate, in excess of an aggregate amount of $60,000, and none of such officers or directors or any member of their immediate families or affiliates, is indebted to the Company or any Subsidiary in excess of an aggregate amount of $60,000, or has any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company or any Subsidiary, except as set forth on Schedule 2.13. Except as set forth in the proxy statements filed by the Company with the SEC, no officer or director of the Company or any Subsidiary or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company or any Subsidiary that would require disclosure under Item 404 of Regulation S-K. Neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

                  2.14 Title to Property. The Company and each Subsidiary has good and marketable title to all real and personal property owned by it, free and clear of all liens, security interests, pledges, encumbrances, claims and restrictions of every kind and nature whatsoever, except as disclosed on
Schedule 2.14. Any real property and buildings held under lease by the Company or any Subsidiary are held under valid existing and enforceable leases, and to the best of the Company's knowledge no default has occurred or is continuing thereunder which might result in any material adverse change in the business, prospects, financial conditions or results of operations of the Company.

                  2.15     Intellectual Property.

                  (a) Except as set forth in Schedule 2.15, or for items that would not constitute a Material Adverse Event, to the Company's knowledge, the Company is the lawful owner or has a valid right to use the proprietary information used in its business free and clear of any claim, right, trademark, patent or copyright protection of any third party; provided, however, that this paragraph (a) shall not be deemed to include any representation regarding the absence of infringements or conflicts with the rights of others, which representation is made only in paragraph (c) hereof. As used herein, "proprietary information" includes without limitation (i) any computer software and any documentation, inventions, and technical and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by the Company or any Subsidiary or marketing studies conducted by the Company, all of which the Company considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties other than customers in the ordinary course of business.

                  (b) Except as set forth in Schedule 2.15, to the Company's knowledge, the Company has good and marketable title to or has a valid right to use all patents, trademarks, trade names, service marks, copyrights or other intangible property rights, and registrations or applications for registration thereof, owned by the Company or any Subsidiary or used or required by the Company or any Subsidiary in the operation of its business as presently being conducted; provided, however, that this paragraph (b) shall not be deemed to include any representation regarding the absence of infringements or conflicts with the rights of others, which representation is made only in paragraph (c) hereof.

                  (c) The Company has no knowledge of any infringements or conflicts with asserted rights of others with respect to copyrights, patents, trademarks, service marks, trade names, trade secrets or other intangible property rights or know-how which could cause a Material Adverse Event. To the Company's knowledge, no products or processes of the Company infringe or conflict with any rights of patent or copyright, or any discovery, invention, product or process, that is the subject of a patent or copyright application or registration known to the Company. The Company follows such procedures as the Company deems necessary or appropriate to provide reasonable protection of the Company's trade secrets and proprietary rights in intellectual property of all kinds. To the knowledge of the Company, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the knowledge of the Company, no person employed by or affiliated with the Company has violated any confidential relationship that such person may have had with any third person, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company.

                  2.16 Environmental Matters. The Company has duly complied in all material respects with, and its business, operations, assets, equipment, property, leaseholds or other facilities are in compliance in all material respects with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder, except to the extent that the violation thereof would not reasonably be expected to cause a Material Adverse Event. The Company has been issued and will maintain all required material federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions;
(ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or (vi) other environmental, health or safety matters, except to the extent that the violation thereof would not reasonably be expected to cause a Material Adverse Event. Except as noted on Schedule 2.16, the Company has not received notice of and does not know of a material violation of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (i) the air; (ii) soils, or any improvements located thereon; (iii) surface water or groundwater; or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises, except to the extent that the violation thereof would not reasonably be expected to cause a Material Adverse Event. The Company does not have any material indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

                  2.17 Accounting Matters. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for the assets of the Company and each of its Subsidiaries; (iii) access to the assets of the Company and each of its Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of the Company and each of its Subsidiaries are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  2.18     [Reserved].

                  2.19 Prior Sales. All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times (i) exempt from the registration requirements of the Securities Act or were duly registered under the Securities Act, and (ii) were duly registered or were the subject of an available exemption from the registration requirements of all applicable state securities or Blue Sky laws.

                  2.20     Regulatory Compliance. Except as set forth on
Schedule 2.20, the conduct of the business and the ownership of the assets of the Company is not dependent on any license, permit, approval, waiver or other authorization of any federal, state or local governmental or regulatory body which the Company has not obtained, except to the extent that the absence thereof would not reasonably be expected to cause a Material Adverse Event. All material licenses, permits and authorizations held by the Company are in full force and effect.

                  2.21 Margin Regulations. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Exchange Act.

                  2.22     [Reserved].

                  2.23 Limited Offering. Subject in part to the truth and accuracy of Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Debentures is exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

                   2.24    Registration Obligations. Except as described in
Schedule 2.24, the Company is not under any obligation to register under the Securities Act or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that are proposed to be subsequently issued.

                   2.25 Insurance. The Company has maintained, and has caused each Subsidiary to maintain, insurance coverage with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as the Company believes are customary for corporations of comparable size and condition (financial and otherwise) engaged in the same or a similar business and owning and operating similar properties.

                   2.26 Governmental Consents. No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement by the Company, except such filings as have been made prior to the Closing, and except notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

                   2.27 Employees. To the best of the Company's knowledge, there is no strike, labor dispute or union organization activity pending or threatened between the Company and its employees. None of the Company's employees belongs to any union or collective bargaining unit. The Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company is in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use by the employee of his best efforts with respect to such business. Other than as set forth on Schedule 2.27, the Company is not a party to or bound by any employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees and to existing employment contracts set forth on Schedule 2.27, the employment of each officer and employee of the Company is terminable at the will of the Company.

                   2.28 ERISA. The Company is in compliance in all material respects with all applicable provisions of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. SS 1001 et seq. (1975), as amended from time to time ("ERISA"). Except as disclosed in Schedule 2.28, neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any "pension plan" (as such term is defined in ERISA, a "Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to or all of its functions, the 'PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Company nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA). The Company and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Company or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and neither the Company nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

                   2.29 Fees/Commissions. Except as set forth on Schedule 2.29, the Company has not agreed to pay any finder's fee, commission, origination fee or other fee or charge to any person or entity with respect to or as a result of the consummation of the transactions contemplated hereunder, except for (i) the processing fee due to Purchaser under Section 1.5, and (ii) reimbursement of Purchaser's expenses under Section 12.1.

                   2.30 Survival. The representations and warranties of the Company contained in this Agreement are made as of the date hereof and shall survive until this Agreement terminates in accordance with Section 12.5 hereof.

         3. Representations and Warranties of Purchaser. The Purchaser hereby represents to the Company as follows:

                  3.1 Corporate Status. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and any other document executed or delivered by Purchaser in connection herewith.

                  3.2 Authorization. Purchaser has full legal right, power and authority to enter into and perform its obligations under this Agreement and any other document executed and delivered by Purchaser in connection herewith, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement and any other document executed and delivered by Purchaser in connection herewith, and the performance by Purchaser of its obligations hereunder and/or thereunder are within the corporate powers of Purchaser, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with (i) the Charter or Bylaws of Purchaser, (ii) any material agreement to which Purchaser is a party or by which it or any of its properties is bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature upon any of the property or assets of Purchaser pursuant to the terms of any such agreement or instrument, or (iii) violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officer(s) executing this Agreement and any other document executed and delivered by Purchaser in connection herewith, is duly authorized to act on behalf of Purchaser.

                  3.3 Validity and Binding Effect. This Agreement and any other document executed and delivered by Purchaser in connection herewith have been authorized by all requisite corporate action, and are the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, subject to such limitations on enforceability as may exist under equitable principles of law or the application of bankruptcy or insolvency laws.

                  3.4 Accredited Investor, Investment Intent. Purchaser is a registered investment company under the Investment Company Act and as such is an "accredited investor" under Rule 501(a) under the Securities Act. Purchaser is acquiring the Debentures for its own account, for investment, and not with a view to the distribution or resale thereof, in whole or in part, in violation of the Securities Act or any applicable state securities law, and Purchaser has no present intention of selling, negotiating or otherwise disposing of the Debentures; it being understood that Purchaser intends to transfer and assign the Debentures and all Purchaser's rights and obligations under this Agreement to one or more wholly-owned Subsidiaries of Purchaser. Purchaser has relied solely upon an independent investigation made by it and its representatives, if any, and has, prior to the date hereof, been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company. In making its investment decision to purchase the Debentures, Purchaser is not relying on any oral or written representations or assurances from the Company or any other person or any representation of the Company or any other person other than as set forth in this Agreement, or on any information other than that contained in the Company's Annual Report on Form 10-K for the year ended June 30,1996 and (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1997. Purchaser has such experience in business and financial matters that it is capable of evaluating the risk of its investment and determining the suitability of its investment.

                  3.5 Survival. The representations and warranties of the Purchaser contained in this Agreement shall survive until this Agreement terminates in accordance with Section 12.5 hereof.

         4. Conditions Precedent to the Obligations of Purchaser. The obligation of Purchaser to purchase and pay for the Debentures on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the conditions set forth below. These conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in its sole discretion.

                  4.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in any Schedule hereto or any document or instrument delivered to Purchaser or its representatives hereunder, shall have been true and correct when made and shall be true and correct in all material respects as of the Closing Date as if made on such date, except to the extent such representations and warranties expressly relate to a specific date. The Company shall have duly performed all of the covenants and agreements to be performed by it hereunder on or prior to the Closing Date.

                  4.2 Officer's Certificate. The Company shall have delivered to Purchaser a certificate, dated the Closing Date, signed by the President of the Company, substantially in the form attached hereto as Exhibit C.

                  4.3 Satisfactory Proceedings and Secretary's Certificate. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to Purchaser and Purchaser's counsel, and the Company shall have delivered to Purchaser a certificate, dated the Closing Date, signed by the Secretary of the Company, substantially in the form attached hereto as Exhibit D.

                  4.4 Legal Opinion. Purchaser shall have received the opinion of Sutherland, Asbill & Brennan, L.L.P., counsel for the Company, dated the Closing Date, addressed to Purchaser, in form and substance satisfactory to Purchaser's counsel, and covering the matters set forth in Exhibit E hereto.

                  4.5 Authorization Agreement. The Company shall have delivered to Purchaser an Authorization Agreement for Pre-Authorized Payments (Debit), dated the Closing Date, executed by a duly authorized officer of the Company, in the form attached hereto as Exhibit F.

                  4.6 Existence and Authority. The Company shall have delivered to Purchaser the following certificates of public officials, in each case as of a date within ten days of the Closing Date:

                  (a) the certificate or articles of incorporation of the Company and each of the Subsidiaries, certified by the Secretary of State or other appropriate official in the jurisdiction by which each such entity is incorporated; and

                  (b) a certificate as to the legal existence and good standing of the Company and each of the Subsidiaries issued by the Secretary of State or other appropriate official of the jurisdiction by which each such entity is incorporated.

                  4.7 Delivery of Operative Documents. The Company shall have delivered to Purchaser the following documents, executed by the Company and dated the Closing Date:

                  (a)      the Debenture; and

                  (c) the Registration Rights Agreement between the Company and the Purchaser.

                  4.8      [Reserved].

                  4.9 Required Consents. Any consents or approvals required to be obtained from any third party, including any holder of indebtedness or any outstanding security of the Company, and any amendments of agreements which shall be necessary to permit the consummation of the transactions contemplated hereby on the Closing Date, shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to Purchaser and Purchaser's counsel.

                  4.10 Waiver of Conditions. If on the Closing Date the Company fails to tender to Purchaser the Debentures to be issued to Purchaser, or if the conditions specified in this Section 4 have not been fulfilled, Purchaser may thereupon elect to be relieved of all further obligations under this Agreement and shall (i) retain the processing fee provided by Section 1.5, and (ii) be paid the expense allowance provided by Section 12.1. Without limiting the foregoing, if the conditions specified in this Section 4 have not been fulfilled, Purchaser may waive compliance by the Company with any such condition to such extent as Purchaser, in Purchaser's sole discretion, may determine. Nothing in this Section 4.10 shall operate to relieve the Company of any of its obligations hereunder, or to waive any of Purchaser's rights against the Company.

         5. Covenants of Company. From and after the Closing Date and continuing so long as any amount remains unpaid on any of the Debentures,

                  5.1 Use of Proceeds. The Company shall use the proceeds of the Debentures for general corporate purposes, including working capital and debt repayment.

                  5.2 Corporate Existence, Etc. The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and good standing in the state of incorporation thereof, its qualification and good standing as a foreign corporation in each jurisdiction where such qualification is required by applicable law except where the failure to so qualify would not have a Material Adverse Effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, and all licenses and permits necessary to the proper conduct of its business.

                  5.3 Maintenance of Properties, Etc. The Company will maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties and assets which are used or useful in the conduct of its business (whether owned in fee or pursuant to a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions required in the opinion of the Company to maintain the efficiency thereof.

                  5.4 Nature of Business. Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

                  5.5 Insurance. The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as the Company believes are customary for corporations of comparable size and condition (financial and otherwise) engaged in the same or a similar business and owning and operating similar properties.

                  5.6 Taxes, Claims for Labor and Materials. The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, (i) all lawful taxes, assessments and governmental charges or levies imposed upon the property or business of the Company or such Subsidiary, respectively, (ii) all trade accounts payable in accordance with usual and customary business terms, and (iii) all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

                  5.7 Compliance with Laws, Agreements, Etc. Except where failure to do so does not and would not constitute a Material Adverse Event, the Company shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances, and such laws, regulations and ordinances of foreign jurisdictions, governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which the Company is a party or by which the Company or any of its properties is bound.

                  5.8 ERISA Matters. If the Company has in effect, or hereafter institutes, a pension plan that is subject to the requirements of Title IV of ERISA (a "Plan"), then the following covenants shall be applicable during such period as any such Plan shall be in effect: (i) throughout the existence of the Plan, the Company's contributions under the Plan will meet the minimum funding standards required by ERISA and the Company will not institute a distress termination of the Plan; and (ii) the Company will send to Purchaser a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the PBGC, at the time that such notice is so filed.

                  5.9 Books and Records: Rights of Inspection. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently maintained. The Company shall permit a representative of Purchaser to visit any of its properties and inspect its corporate books and financial records, and will discuss its accounts, affairs and finances with a representative of Purchaser, during reasonable business hours, at all such times as Purchaser may reasonably request, subject to Purchaser's duties of confidentiality.

                  5.10 Reports. The Company will furnish to Purchaser the following information, which information shall be subject to confidential treatment by Purchaser:

                  (a) Monthly Statements. Within 30 days after the end of each month, beginning the month of September, 1997, monthly internal financial reports which at a minimum shall consist of a balance sheet of the Company as of the close of such month and related statements of income and cash flows for the one-month period then ended, as well as any additional financial reports for such period routinely prepared with respect to the Company and the Subsidiaries;

                  (b) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                           (i) consolidated balance sheets of the Company and Subsidiaries as of the close of the three-month period then ended, setting forth in comparative form the consolidated figures at the end of the preceding fiscal year,

                           (ii) consolidated statements of income of the Company and Subsidiaries for the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

                           (iii) consolidated statements of cash flows of the Company and Subsidiaries for the portion of the fiscal year ending with such three-month period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and accompanied by a certificate of an authorized financial officer of the Company that such financial statements fairly present the financial condition and results of operations and cash flows of the Company at and for the periods presented, subject to normal year-end adjustment;

                  (c) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, copies of:

                           (i)    consolidated balance sheets of the Company and
Subsidiaries as of the close of such fiscal year, and

                           (ii)   consolidated statements of income and
consolidated statements of changes in stockholders' equity and cash flows of the Company and Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified report thereon of a firm of independent public accountants of recognized national standing;

                  (d) Special Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary;

                  (e) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each periodic or current report, and any registration statement or prospectus filed by the Company to any Subsidiary with any securities exchange or the SEC or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, federal or state, having jurisdiction over the Company or any of its Subsidiaries. The Company specifically covenants to timely file each such item required to be filed with the SEC and each state requiring securities laws filings; and

                  (f)      Requested  Information.   With reasonable promptness,
such financial data and other information relating to the business of the Company as Purchaser may from time to time reasonably request.

                  5.11     Limitations on Debt and Obligations.  Except as to

                           (i) Indebtedness existing on the date hereof and reflected on (a) the Company's unaudited balance sheet as of March 31, 1997, and (b) Schedule 5.11, as the same Indebtedness may be extended or renewed (but not increased);

                           (ii) the Indebtedness incurred pursuant to the Debentures;

                           (iii) accounts payable and other trade payables incurred in the ordinary course of business;

                           (iv) purchase money indebtedness incurred by the Company in the purchase of equipment and other property used by the Company in the ordinary course of business, such purchase money indebtedness not to exceed an aggregate amount of principal and accrued interest thereon of $1,000,000 at any time outstanding; (v) obligations of the Company pursuant to capitalized leases;

                           (vi)   Indebtedness that refinances secured
         Indebtedness under clause (i) above, provided that the collateral for such new Indebtedness is the collateral for the refinanced secured Indebtedness and the aggregate principal amount of such Indebtedness does not exceed the principal amount outstanding under the refinanced Indebtedness; and

                           (vii) Indebtedness incurred in connection with the acquisition of a business (including the assets of a business), provided such Indebtedness is secured solely by the assets of the business so acquired;

the Company and its Subsidiaries shall not, on a consolidated basis, incur additional indebtedness which is senior to or pari passu with the Debentures in excess of an aggregate amount of principal and interest of $4,000,000 at any time outstanding without the prior written consent of Purchaser. Notwithstanding the foregoing, the aggregate principal amount of any Indebtedness secured by the accounts receivable and/or inventory of the Company and its Subsidiaries (whether such Indebtedness is permitted under clause (i) or clause (vi)), may be increased based upon the amount of the accounts receivable and/or inventory eligible as collateral, so long as the ratio of the outstanding principal amount of such Indebtedness to "eligible receivables" and/or "inventory" remains the same (howsoever such terms are defined but provided such definitions remain consistent).

                  5.12 Guaranties. Without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by the Company which are limited in maximum financial exposure to the amounts set forth in, and are incurred in compliance with, the provisions of Section 5.11 of this Agreement.

                  5.13 Limitation on Liens. Without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (collectively, "Liens") on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreement or other title retention devices, except those Liens which exist as of the date hereof as set forth on Schedule 2.14, and except:

                  (a) purchase money liens on and security interests in equipment hereafter acquired securing Indebtedness permitted by Section 5.11(iv) of this Agreement, provided that such liens and security interests attach only to the equipment so acquired and do not encumber any other property of the Company or any Subsidiary;

                  (b) liens for taxes (excluding federal and state income taxes) not yet payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the Company or a Subsidiary;

                  (c) mechanics', materialmen's, warehousemen's, carriers' or other like liens arising in the ordinary course of business of the Company or any Subsidiary, if any, arising with respect to obligations which are not overdue for a period longer than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the Company or a Subsidiary;

                  (d) deposits or pledges to secure the performance of bids, tenders, contracts, leases, public or statutory obligations, surety or appeal bonds or other deposits or pledges for purposes of a like general nature or given in the ordinary course of business by the Company or any Subsidiary; and

                  (e) other encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities in the title thereto, which do not arise in connection with the borrowing of, or any obligation for the payment of, money and which, in the aggregate, do not materially detract from the value of the premises or the business, properties or assets of the Company or any Subsidiary.

                  5.14     Restricted  Payments.  Except as set forth on
Schedule 5.14, the Company will not, without the prior written consent of Purchaser and except as hereinafter provided:

                  (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class except dividends or other distributions payable solely in shares of Common Stock of the Company; or

                  (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock); or

                  (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock, provided, that distributions from a Subsidiary to the Company, or from a Subsidiary to another Subsidiary, shall be permitted.

                  5.15 Investments. The Company will not, and will not permit any Subsidiary to, make any Investments outside the ordinary course of business of the Company or any Subsidiary, without the prior written consent of Purchaser, except:

                  (a) Investments in direct obligations of the United States of America, or any agency or instrumentality of the United States of America, the payment or guaranty of which constitutes a full faith and credit obligation of the United States of America, in either case maturing in twelve months or less from the date of acquisition thereof;

                  (b) Investments in certificates of deposit maturing within one year from the date of origin, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by Company or a Subsidiary, rated AA or better by Standard & Poor's Corporation or AA or better by Moody's Investors Service, Inc.;

                  (c) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded the highest rating by Standard & Poor's Corporation, Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standing;

                  (d) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Subsidiary;

                  (e) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries; and

                  (f) acquisitions, mergers, and consolidations permissible under Section 5.16(a)(ii).

                  5.16     Mergers, Consolidations and Sales of Assets.

                  (a) Without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to (i) consolidate with or be a party to a merger or share exchange with any other corporation, or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this Section 5.16) of the assets of Company and its Subsidiaries; provided, however, that:

                           (i) any Subsidiary may merge or consolidate into the Company or any wholly-owned Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation; and

                           (ii) the Company may consolidate or merge with any other corporation, or acquire all or a substantial portion of the assets of any other entity, provided that such corporation or entity is engaged primarily in the Company's general line of business on a consolidated basis as conducted on the date hereof, and further provided that (A) Company shall be the surviving or continuing corporation, (B) at the time of such consolidation or merger and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (C) such consolidation or merger shall be deemed in the good faith estimate of the Board of Directors to be a consolidation or merger that will be accretive to earnings per share in the fiscal year following the consolidation or merger, and (D) such consolidation or merger shall be approved by the Company's Board of Directors; and

                           (iii)      any Subsidiary may sell, lease or
         otherwise dispose of all or any substantial part of its assets to the Company or any other Wholly-owned Subsidiary.

                  (b) Without the prior written consent of Purchaser, the Company will not permit any Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 5.16, any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into stock) of such Subsidiary to any person other than the Company or a Wholly-owned Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly preexisting preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Subsidiary whereby the Company and/or such Subsidiary maintain their same proportionate interest in such Subsidiary.

                  (c) Without the prior written consent of Purchaser, the Company will not sell, transfer or otherwise dispose of any shares of stock in any Subsidiary (except to qualify directors) or any indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Subsidiary) any shares of stock or any indebtedness of any other Subsidiary, unless all of the following conditions are met:

                           (i) simultaneously with such sale, transfer or disposition, all shares of stock and all indebtedness of such Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

                           (ii) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the retention of such stock and indebtedness is no longer in the best interests of the Company;

                           (iii)   such stock and Indebtedness is sold,
         transferred or otherwise disposed of to a person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

                           (iv) the Subsidiary being disposed of shall not have any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of; and

                           (v) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Company and its Subsidiaries taken as a whole.

                           (d) As used in this Section 5.16, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries only if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in the ordinary course of business) during the twelve month period ending on the date of such sale, lease or other disposition, exceeds 50 percent of the consolidated net tangible assets of the Company and its Subsidiaries determined as of the end of the immediately preceding fiscal year.

                  (e) Provided, however, that transactions otherwise requiring Purchaser's consent under Section 5.16(a) may be effected without such consent if the Company shall, prior to the effective date of any such transaction, offer to redeem all outstanding Debentures prior to such effective date in accordance with the procedures of Section 1.2, and at a Redemption Price determined under Section 1.2(a)(ii) as if the Redemption Date were September 25, 1999.

                  5.17     Transactions with Affiliates. Except as set forth on
Schedule 5.17, without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any officer, director or Affiliate (including, without limitation, the purchase from, sale to, or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the

Company or such Subsidiary than could be obtained in an arm's-length transaction with a person other than an Affiliate, in each case as determined in good faith by a majority of the disinterested directors of the Company.

                  5.18 Notice. The Company shall promptly upon the discovery thereof give written notice to Purchaser of (i) the occurrence of any Default or Event of Default under this Agreement, (ii) the occurrence of any material default or material event of default under any other agreement providing for Indebtedness of the Company or any Subsidiary or under a capitalized lease obligation, (iii) any material actions, suits or proceedings instituted by any person against the Company or a Subsidiary or affecting any of the assets of the Company or any Subsidiary, or (iv) any investigation initiated by, or any dispute between and any governmental regulatory body, on the one hand, and the Company or any Subsidiary, on the other hand, which dispute might interfere with the normal operations of the Company or any Subsidiary; provided, however, that Purchaser shall not be required by this Agreement to disclose any such information provided in (iii) or (iv) above to any third party other than Purchaser's counsel and except to the extent compelled by law or otherwise authorized by the Company.

                  5.19     Board of Directors; Observer Rights.

                  (a) As soon as practicable, and in no case later than 30 days after the Closing of the transactions contemplated hereby, (i) the size of the Board of Directors of the Company shall be increased to six directors, and
(ii) a nominee of Purchaser shall be elected a director in accordance with the Company's Articles of Incorporation and Bylaws and as reasonably acceptable to the Company. For so long as the initial Purchaser or any Affiliate of Purchaser owns Debentures representing at least 25 percent of the original principal amount of the Debentures, the Company agrees to include a nominee of Purchaser in management's slate of nominees to be elected to the Board of Directors and to recommend to the stockholders the election of such nominee. Any nominee of Purchaser hereunder shall be reimbursed for all reasonable expenses incurred as a director and shall be entitled to receive such compensation as may be received by other non-employee directors of the Company, including indemnity and advancement of expenses to the fullest extent permitted under applicable law.

                  (b) For so long as the Purchaser or any Affiliate owns Debentures representing at least 25% of the original principal amount of the Debentures, provided that no nominee of the Purchaser is elected a director as set forth in paragraph (a) of this Section 5.19, the Company shall invite one representative of Purchaser to attend, at the Company's expense, all meetings of the Company's Board of Directors and all committees of the Company's Board of Directors in a nonvoting observer capacity and, in this respect, shall provide such representative copies of all notices and meeting agenda in advance of such meetings and shall permit such representative to review all documents and other materials provided to directors at such meetings. The Company shall also provide Purchaser, in advance, with copies of all actions proposed to be taken by the Board of Directors in lieu of meeting.

                  5.20 Annual Plan. The Board of Directors shall adopt no later than the sixtieth day of each fiscal year, a financial plan for the Company, which shall include at least a projection of income and expenses (including capital expenditures) and a projected cash flows statement for each month in such fiscal year, and a projected balance sheet as of the end of each month in such fiscal year (the "Annual Plan"). The Annual Plan may only be amended or revised, in any material manner, with the approval of the Board of Directors.

                  5.21 Further Assurances. The Company will take all actions reasonably requested by Purchaser to effect the transactions contemplated by this Agreement and the other Operative Documents.

         6.       SUBORDINATION OF DEBENTURES.

                  6.1 Subordination. The indebtedness evidenced by the Debentures, including principal and interest, shall be subordinate and junior to the prior payment of the indebtedness of the Company for borrowed money only as set forth on Schedule 6.1 (the "Senior Indebtedness"), and the indebtedness evidenced by the Debentures shall be senior in right of payment to all other Indebtedness of the Company which is expressly stated to be subordinate or junior in any respect to other Indebtedness of the Company, including the Debentures.

                  6.2      Liquidation, Etc.

                  (a) Upon any distribution of assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon, and all costs and expenses (including attorneys' fees) related thereto, before the holders of the Debentures shall be entitled to receive any payment on account of the principal of or interest on or any other amount owing with respect to the Debentures (other than payment in shares of capital stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding). Under the circumstances provided herein, the holders of the Senior Indebtedness shall have the right to receive and collect any distributions made with respect to the Debentures until such time as the Senior Indebtedness is paid in full, and shall have the further right to take such actions as may be deemed necessary or required to so receive and collect such distributions including making or filing any proofs of claim relating thereto.

                  (b)      Without in any way modifying the provisions of this
Section 6 or
affecting the subordination effected hereby if such notice is not given, the Company shall give prompt written notice to the Purchaser of any contemplated dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

                  6.3 Senior Indebtedness Default. The Company shall not declare or pay any dividends or make any distributions to the holders of capital stock of the Company, or purchase or acquire for value, any of the Debentures if any default has occurred and is continuing with respect to the payment of principal of, premium if any, or interest on any Senior Indebtedness.

                  6.4 Subrogation. Upon the prior payment in full of all Senior Indebtedness, the Purchaser shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Debentures shall be paid in full, and for the purpose of such subrogation, no payments or distributions to the Purchaser otherwise payable or distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors, other than the holders of Senior Indebtedness, and Purchaser, be deemed to be payment by the Company to or on account of the Debentures, it being understood that the provisions of this Section 6 are and are intended solely for the purpose of defining the relative rights of Purchaser, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                  6.5 Company's Obligations Not Impaired. Nothing contained in this Section 6 or in the Debentures is intended to or shall impair, as between the Company and Purchaser, the obligation of the Company, which is absolute and unconditional, to pay the Purchaser the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with the terms of the Debentures, or is intended to or shall affect the relative rights of the Purchaser other than with respect to the holders of the Senior Indebtedness, nor, except as expressly provided in this Section 6, shall anything herein or therein prevent the Purchaser from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default under this Agreement or under the Debentures.

         7.       Conversion of Debentures.

                  7.1 Conversion Privilege. The Debentures shall be convertible at any time into shares of Common Stock at the Conversion Ratio. The initial Conversion Price shall be $10.25 per share, so that immediately after the Closing the Debentures shall be convertible into 390,243.9 shares of Common Stock. Any portion of the outstanding principal balance of the Debentures may be converted at the election of the holder of any Debenture into shares of Common Stock at any time and from time to time, at the Conversion Ratio and the Conversion Price then in effect, from and after the Closing and until the repayment in full of the principal amount , all accrued but unpaid interest under, and all expenses and other costs required to be paid by the Company under the

Debentures. Upon such conversion, that portion of principal so converted shall be deemed to be paid in full upon the delivery to the holder of Debentures of a certificate representing the proper number of shares of Common Stock to be issued to such holder upon such conversion. Conversion of any portion of the principal balance of the Debentures shall not relieve the Company to pay any accrued but unpaid interest through the date of conversion on the portion of the principal balance of the Debentures so converted. In no case shall interest be convertible into Common Stock

                  7.2 Reservation of Shares. The Company shall take all such corporate action as may be required to validly reserve for issuance a sufficient number of shares of Common Stock into which the Debentures may be converted.

                  7.3 Conversion Procedure.

                  (a) Debentures shall be convertible into shares of Common Stock at the Conversion Ratio at the option of the holder, in whole or in part, at any time. The holder shall effect conversions by delivering to the Company a written notice (the "Conversion Notice"), accompanied by the certificate representing the Debentures to be converted. Each Conversion Notice shall specify the principal amount of Debentures to be converted and the date on which such conversion is to be effected (the "Conversion Date"), which shall in no event be earlier than the date such Conversion Notice is given in accordance with Section 7.3(i) below. Each Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all Debentures held by such holder, the Company shall promptly deliver to the holder a certificate for such number of Debentures as have not been converted.

                  (b) Within ten trading days after the Conversion Date, the Company shall deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those then required by law), representing the number of shares of Common Stock being acquired upon the conversion of Debentures, and (ii) a certificate representing the number of Debentures not converted; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Debentures, until certificates evidencing such Debentures are either delivered to the Company or any transfer agent for the Common Stock, or the holder notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security acceptable to the Company) satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith.

                  (c) (i) The initial Conversion Price shall be $10.25 per share, but shall automatically be adjusted to the average closing bid price for the Common Stock for the 20 consecutive trading days ending immediately prior to September 25,1998, if such average is less than $10.25 per share (adjusted for stock splits, stock dividends, and similar recapitalizations), unless the Conversion Price is then lower than $8.00; provided that such adjustment shall in no event reset the Conversion Price below $8.00.

                           (ii)     If the Company,  at any time while any
Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Conversion Price designated in Section 7.3(c)(i) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 7.3(c)(ii) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  (iii) If the Company, at any time while any Debentures are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Conversion Price designated in Section 7.3(c)(i) shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 7.3(c)(iii), if such right or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 7.3 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

                  (iv) If the Company, at any time while any Debentures are outstanding, shall issue (A) options or warrants entitling the holder to subscribe for or purchase shares of Common Stock at an exercise price less than the Conversion Price, or (B) securities convertible into Common Stock at a conversion price less than the Conversion Price, then the Conversion Price designated in Section 7.3(c)(i) shall be automatically reset to such lower conversion price. Provided, that the adjustment provided by this Section 7.3(c)(iv) shall not apply to issuance of securities pursuant to options, warrants, or conversion rights outstanding on the Closing Date, and further, shall not be applicable until the Company shall have issued options, warrants, or convertible securities, exercisable or convertible into 150,000 shares of Common Stock at an exercise or conversion price less than the Conversion Price, provided that such exercise or conversion price is equal to or greater than the Per Share Market Value on the date of issuance. Such adjustment shall be made whenever such options, warrants or convertible securities are issued at an exercise or conversion price less than the Conversion Price, and such adjustment shall become effective immediately after the date on which such options, warrants or convertible securities are issued at an exercise or conversion price less than the Conversion Price. Provided, that the Company may, prior to the effective date of any adjustment under this Section 7.3(c)(iv), and on or after September 25, 1999 redeem all (but not less than all) of the then outstanding Debentures in accordance with the procedures of Section 1.2 and in such case the Redemption Price shall be equal to the sum of (A) the aggregate principal amount of the Debentures then outstanding, plus (B) all accrued but unpaid interest, plus (C) interest on any principal payment not paid when due and any accrued but unpaid interest at an annual rate of 15% in respect of such principal and such unpaid interest, plus
(D) any expenses or costs of collection to which the holder of the Debentures is entitled pursuant to the Debenture, plus (E) an amount equal to (x) a 20% compounded annual return on the aggregate principal amount of the Debentures then outstanding, computed from the Closing Date to the Redemption Date, minus
(y) all interest previously paid on such Debentures being redeemed plus amounts payable under clause B.

                  (v) In case the Company, at any time while Debentures are outstanding, shall distribute to all holders of Common Stock (and not to holders of Debentures) evidences of its indebtedness, or assets or rights or warrants, to subscribe for or purchase any security (excluding those referred to in Section 7.3(c)(iii) above) then in each such case the Conversion Price at which Debentures shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors of the Company in good faith; provided, however that in the event of a distribution exceeding ten percent of the net assets of the Company, then such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority in interest of the

Debentures; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determination by each such Appraiser. In either case the adjustments shall be described in a statement provided to all holders of Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                  (vi) All calculations under this Section 7.3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                  (vii)  Whenever the Conversion Price is adjusted pursuant to
Section 7.3(c)(ii), (iii), (iv) or (v), the Company shall promptly mail to each holder of Debentures, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                  (viii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, any sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or property, then the holders of the Debentures then outstanding shall have the right thereafter to convert such Debentures only into the kind and amount of shares of stock and other securities and property receivable upon or deemed to be held following such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of a number of shares of the Common Stock of the Company into which such Debentures could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale transfer or share exchange shall include such terms so as to continue to give to the holder of shares of Debentures the right to receive the securities or property set forth in this Section 7.3(c)(viii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers of share exchanges.

                  (ix)   In case:

                           (A)      the Company shall declare a dividend (or any
other distribution) on its Common Stock; or

                           (B)      the  Company  shall  declare  a  special
nonrecurring cash dividend on or a redemption of its Common Stock; or

                           (C)      the Company  shall  authorize  the  granting
to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                           (D)      the  approval  of  any  stockholders  of
the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                           (E)      of the voluntary or involuntary
dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Debentures, and shall cause to be mailed to the holders of Debentures at their last addresses as they shall appear upon the stock books of the Company, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

                  (d) In case at any time conditions shall arise by reason of action taken by the Company which in the opinion of the Board of Directors of the Company are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of Debentures (different than or distinguished from the effect generally on the rights of holders of any indebtedness of the Company) or in case at any time any such conditions are expected to arise in the opinion of the Board of Directors of the Company by reason of any action contemplated by the Company, an Appraiser selected by the holders of more than 50% of the principal amount of the Debentures shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 7.3), of the Conversion Price (including, if necessary, any adjustment as to the securities into which Debentures may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of the Debentures; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors of the Company shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price then in effect.

                  (e) The Company covenants that it will at all times reserve and keep available, out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Debentures as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of Debentures, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 7.3(c) hereof) upon the conversion of all outstanding Debentures. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly issued and fully paid and nonassessable.

                  (f) The Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time.

                  (g) The issuance of certificates for shares of Common Stock on conversion of Debentures shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Debentures converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  (h) For purposes of this Agreement,

                  (A) "Conversion Ratio" means, at any time, a fraction, of which the numerator is the aggregate principal amount of Debentures to be converted into Common Stock, and of which the denominator is the Conversion Price at such time.

                  (B) "Per Share Market Value" means on any particular date (i) the last sale price per share of the Common Stock on such date on the Nasdaq National Market or other stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the last price on such exchange on the date nearest preceding such date, or (ii) if the Common Stock is not listed on the Nasdaq National Market or any stock exchange, the average of the bid and asked price for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq SmallCap Market at the close of business on such date, or (iii) if the Common Stock is not quoted on the Nasdaq

SmallCap Market, the average of the bid and asked price for a share of Common stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (iv) if the Common Stock is no longer publicly traded the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section 7(c)(v) above) selected in good faith by the holders more than 50% of the principal amount of the Debentures then outstanding; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

                  (C) "Trading day" means (i) a day on which the Common Stock is traded on the Nasdaq National Market or principal stock exchange on which the Common Stock has been listed, or (ii) if the Common Stock is not listed on the Nasdaq National Market or any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the Nasdaq SmallCap Market, or (c) if the Common Stock is not quoted on the Nasdaq SmallCap Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

         (i) Each Conversion Notice shall be given by facsimile or by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number or address of the principal place of business of the Company. Any such notice shall be deemed given and effective upon the earliest to occur of (i) receipt of such facsimile at such facsimile telephone number, (ii) three days after deposit in the United States mail, or
(iii) upon actual receipt by the party to whom such notice is required to be given.

         8.       Restrictions on Transfer; Registration Rights.

                  8.1 Legends; Restrictions on Transfer. Neither the Debentures nor the shares of Common Stock issuable upon conversion of Debentures have been registered under the Securities Act or any state securities laws. Each Debenture issued pursuant to this Agreement and each stock certificate issued upon conversion of Debentures shall bear a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED , OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND SUCH APPLICABLE STATE SECURITIES LAWS, OR (II) AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  8.2      Registration Rights.

         The Purchaser shall be entitled to register Common Stock issuable upon conversion of Debentures as provided in the Registration Rights Agreement.

         9.       Events of Default; Remedies.

                  9.1 Events of Default. The occurrence of any one of the following shall constitute an "Event of Default" under this Agreement:

                  (a) Default shall occur in the payment of interest on any Debenture when the same shall have become due, provided, that any such default shall be curable within two business days if the failure to make such payment when due was caused by a financial institution's error in effecting an automatic debit transaction against an account containing sufficient funds; or

                  (b) Default shall occur in the making of any payment of the principal of any Debenture or the premium, if any, by the Company thereon at the expressed or any accelerated maturity date or at any date fixed by the Company for prepayment, provided, that any such default shall be curable within two business days if the failure to make such payment when due was caused by a financial institution's error in effecting an automatic debit transaction against an account containing sufficient funds; or

                  (c) Default shall be made in the payment of the principal of or interest on any material Indebtedness (other than the Debentures) of the Company or any Subsidiary and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                  (d) Default or the happening of any event shall occur under any contract, agreement, lease, indenture or other instrument under which any material Indebtedness (other than the Debentures) of the Company or any Subsidiary may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness of the Company or any Subsidiary outstanding thereunder; or

                  (e) Default shall occur in the observance or performance of any covenant or agreement contained in Sections 5.11 through 5.20 hereof which is not remedied within 30 days; or

                  (f) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (i) the date on which the Company first obtains knowledge of such default, and (ii) the date on which written notice thereof is given to the Company by the holder of any Debenture; or

                  (g) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Debentures or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof and would have a Material Adverse Effect, subject to the limitations on survival of Section 12.5; or

                  (h) Final judgments for the payment of money aggregating in excess of $100,000, are outstanding against the Company or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

                  (i) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary applies for or consents to the appointment of a custodian, trustee, liquidator, or receiver for the Company or such Subsidiary or for the major part of the property of either; or

                  (j) A custodian, trustee, liquidator, or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and is not discharged within 60 days after such appointment; or

                  (k) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the company or any Subsidiary, are consented to or are not dismissed within 60 days after such institution.

                  (l) Andres C. Salazar shall resign or be terminated, other than for cause, as President and Chief Executive Officer of the Company, and a successor reasonably acceptable to Purchaser shall not have been elected within 180 days after such resignation or termination; provided, that if no such successor is elected, an Event of Default shall be deemed to have occurred and have been continuing from and after the date of such resignation or termination.

                  9.2 Remedies Upon Default.

                  (a) If an Event of Default (other than described by Section 9.1(a) or Section 9.1(b)) shall occur, and for so long as such Event of Default continues, the interest rate on the Debentures shall increase by 2% per annum until such Event of Default is cured.

                  (b) [Reserved]

                  (c) When any Event of Default has occurred, or if the holder of any Debenture or of any other evidence of indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three Business Days of such event to all holders of the Debentures then outstanding.

                  9.3 Acceleration of Maturities. When any Event of Default described in paragraph (a), (b) or (c) of Section 9.1 has occurred and is continuing, any holder of any Debenture may, and when any Event of Default described in paragraphs (d) through (i), inclusive, and (l) of Section 9.1 has occurred and is continuing, the holder or holders of 50% or more of the principal amount of Debentures at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Debentures to be, and all Debentures shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (j) or (k) of Section 9.1 has occurred, then all outstanding Debentures shall immediately become due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived. Upon the Debentures becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Debentures the entire principal and interest accrued on the Debentures. No course of dealing on the part of any Debenture holder nor any delay or failure on the part of any Debenture holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the fullest extent permitted by law, to pay to the holder or holders of the Debentures all costs and expenses, including reasonable attorneys' fees, incurred by them in the collection of any Debentures upon any default hereunder or thereon.

         10.      Amendments, Waivers and Consents.

                  10.1 Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 50% in aggregate principal amount of outstanding Debentures; provided that without the written consent of the holders of all of the Debentures then outstanding, no such waiver, modification, alteration or amendment shall be effective (i) which will change the time of payment of the principal of or the interest on any Debenture or reduce the principal amount thereof or change the rate of interest thereon, (ii) which will change any of the provisions with respect to optional prepayments, or
(iii) which will change the percentage of holders of the Debentures required to consent to any such amendment, modification or waiver of any of the provisions of Section 9 or Section 10.

                  10.2 Solicitation of Debenture Holders. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Debentures as consideration for or as an inducement to the entering into by any holder of the Debentures of any waiver or amendment of any of the terms and provisions of this Agreement, unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Debentures then outstanding.

                  10.3 Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Debentures and shall be binding upon them, upon each future holder of any Debenture, and upon the Company, whether or not such Debenture shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

         11.      Interpretation of Agreement; Definitions.

                  11.1     Definitions.  As used herein,

         "Affiliate" means any person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 10 % or more of any class of the Voting Stock of the Company or (iii) 10 % or more of the Voting Stock (or in the case of a person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary.

         "Business Day" means any day other than a Saturday, Sunday, or other day on which banks in Tennessee are authorized to close.

         "Change in Control" means when any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company's securities having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business).

         The term "control" (including the terms "controlling," "controlled by" and "under common control") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Stock, by contract, or otherwise.

         "Default" means any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 9. 1.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer any successor sections.

         "Guaranties" by any person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (A) for the purchase or payment of such Indebtedness or obligation, (B) to maintain working capital or other balance sheet condition or (C) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Hazardous Substance" means any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or Federal authority having jurisdiction over the property of the Company and its Subsidiaries or its use, including but not limited to any material, substance or waste which is: (i) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S. C. SS 1317. 1) as amended; (ii) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. SS 6901 et seq.) as amended; (iii) defined as a hazardous substance under
Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. SS 9601 et seq.) as amended; or (iv) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

         "Indebtedness" of any person means and includes all obligations of such person which in accordance with GAAP shall be classified upon a balance sheet of such person as liabilities of such person, and in any event shall include all
(i) obligations of such person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any lien or other charge upon property or assets owned by such person, even though such person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the case of default are limited to repossession or sale or property, (iv) capitalized rentals, and (v) Guaranties of obligations of others of the character referred to in this definition.

         "Investments" means all investments, in cash or by delivery of property made, directly or indirectly in any person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

         "Material Adverse Event" means any event or circumstance, or set of events or circumstances, individually or collectively, that reasonably could be expected to result in any (i) material adverse effect upon the validity or enforceability of any of the Operative Documents, or (ii) material and adverse effect on the financial condition or results of operations of the Company (a "Material Adverse Effect"), or (iii) material default or potential material default under any of the Operative Documents.

         "Person" means an individual, partnership, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

         "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Purchaser of even date herewith.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         The term "subsidiary" means, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

         "Voting Stock" means securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

         "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Company and/or one or more of its Subsidiaries.

                  11.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

                  11.3 Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any person, or which such person is prohibited from taking such provision shall be applicable whether the action in question is taken directly or indirectly by such person.

         12.      Miscellaneous.

                  12.1 Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay to Purchaser (i) up to $35,000 as reimbursement for Purchaser's out-of-pocket expenses in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to the reasonable fees, expenses and disbursements of Purchaser's counsel, and
(ii) so long as Purchaser holds any of the Debentures, all such expenses relating to any amendment, waiver or consent pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement and the Debentures. The Company also agrees that it will pay and hold Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement or the Debentures, whether or not any Debentures are then outstanding. The Company agrees to protect and indemnify Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any person as a result of any actions of the Company or its agents in connection with the transactions contemplated by this Agreement.

                  12.2 Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Debenture in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies of the holder of any Debenture are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended hereunder, shall extend to or affect any obligation or right not expressly waived or consented to.

                  12.3 Notices. All communications provided for hereunder shall be in writing and shall be delivered personally, or mailed by registered mail, or by prepaid overnight air courier, or by facsimile communication, in each case addressed:

If to Purchaser:           Tandem Capital, Inc.
                           500 Church Street, Suite 200
                           Nashville, Tennessee 37219
                           Attention: Craig Macnab
                           Facsimile No.: 615-726-1208

with a copy to:            C. Christopher Trower, Esq.
                           3159 Rilman Road, N.W.
                           Atlanta, Georgia  30327-1503
                           Facsimile No.:  404-816-6854

If to the Company:         Digital Transmission Systems, Inc.
                           3000 Northwoods Parkway, Building 330
                           Norcross, Georgia  30071
                           Attention:  Andres C. Salazar
                           Facsimile No.:  770-798-1325

with a copy to:            Sutherland, Asbill & Brennan, L.L.P.
                           999 Peachtree Street, N.E.
                           Atlanta, Georgia  30309
                           Attention:  Mark D. Wasserman
                           Facsimile No.:  404-853-8806
or such other address as Purchaser or the subsequent holder of any Debenture initially issued to Purchaser may designate to the Company in writing, or such other address as the Company may in writing designate to Purchaser or to a subsequent holder of the Debenture initially issued to Purchaser, provided, however, that a notice sent by overnight air courier shall only be effective if delivered at a street address designated for such purpose by such person and a notice sent by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose by such person or, in either case, as Purchaser or a subsequent holder of any Debentures initially issued to Purchaser may designate to the Company in writing or at a telephone number herein set forth.

                  12.4 Assignments. This Agreement, the Debentures and the other Operative Documents may be endorsed, assigned and/or transferred in whole or in part by Purchaser, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Purchaser under all of the same to the extent transferred and assigned; provided, however Purchaser shall not make any such transfer to a competitor of the Company without the prior written consent of the Company. The

Company shall not assign any of its rights nor delegate any of its duties under this Agreement or any of the other Operative Documents by operation of law or otherwise without the prior express written consent of Purchaser, which may be withheld in Purchaser's sole and unfettered discretion, and if the Company obtains such consent, this Agreement and the other Operative Documents shall be binding upon such assignee.

                  12.5 Survival of Covenants and Representations. All representations and warranties made by the Company and the Purchaser herein and in any instruments or certificates delivered pursuant hereto shall survive for a period of thirteen months following the Closing Date, except the representations and warranties made in Sections 2.1, 2.2, 2.3, and 2.4 by the Company, and in Sections 3.1, 3.2, 3.3, and 3.4 by Purchaser, which shall survive until payment in full of the principal amount of, all accrued but unpaid interest under, and all expenses and other costs required to be paid by the Company under, the Debentures. All covenants made by the Company and the Purchaser herein and in any instruments or certificates delivered pursuant hereto shall survive the closing and the delivery of this Agreement and the Debentures, until the termination of this Agreement, which shall terminate and be of no further force or effect upon the payment in full of the principal amount of, all accrued but unpaid interest under, and all expenses and other costs required to be paid by the Company under, the Debentures.

                  12.6 Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may for any reason, be hereafter declared invalid or unenforceable.

                  12.7 Governing Law. This Agreement and the Debentures issued and sold hereunder shall be governed by and construed in accordance with Georgia law, without regard to its conflicts of law rules.

                  12.8 Captions; Counterparts. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  12.9 Confidentiality. Each party hereto agrees that, except with the prior written permission of the other party hereto, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other party to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of the Debenture purchased hereunder, except as such disclosure may be required by law.

                  12.10 Publicity. The Company and Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby. Neither party shall issue any press release or otherwise make any public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.



                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Debenture Purchase Agreement to be executed and delivered by their duly authorized officers as of the date first written above.


                                            DIGITAL TRANSMISSION SYSTEMS, INC.


         By:/s/ Andres C. Salazar
            ------------------------------------------
         Title: President and Chief Executive Officer
               ---------------------------------------



                                             SIRROM CAPITAL CORPORATION
                                              d/b/a TANDEM CAPITAL


         By: /s/ Craig MacNab
            ------------------------------------------
         Title: President
               ---------------------------------------

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (the "Agreement") dated this 25th day of September, 1997, is by and between DIGITAL TRANSMISSION SYSTEMS, INC., a Delaware corporation (the "Company"), and SIRROM CAPITAL CORPORATION d/b/a TANDEM CAPITAL, a Tennessee corporation (the "Holder"). Capitalized terms not otherwise defined shall have the meanings assigned by Section 11.

                              W I T N E S S E T H:

         WHEREAS, the Company and the Holder have entered into a certain Debenture Purchase Agreement (the "Debenture Purchase Agreement") of even date herewith that provides for, among other things, the Company to grant to Holder certain registration rights with respect to shares of the Company's common stock, $.01 par value (the "Common Stock"), as set forth herein; and

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Demand Registration.

                  1.1 Demand Rights. At any time after March 25, 1998 and during the term of this Agreement, if the holders of at least 25% of the Registrable Securities outstanding ("Initiating Holders") request in writing (a "Demand Request") that the Company register an offering of Registrable Securities under the Securities Act of 1933, as amended (the "Securities Act") by underwriters selected by the Initiating Holders , subject to the approval of the Company which approval will not be unreasonably withheld, with anticipated gross offering proceeds of at least $2,000,000 (or such lesser amount, at least $500,000, sufficient to register the public sale of all remaining Registrable Securities), the Company shall:

                           (i) promptly give Notice of the Demand Request to all other holders of Registrable Securities; and

                           (ii) use its best efforts to effect the registration and sale of such Registrable Securities, together with all other Registrable Securities specified in any written request received by the Company within 20 days after the date of the Notice of Demand Request, in accordance with the intended method of disposition thereof, and in accordance with the procedures set forth in Section 6.

Provided, that if a Demand Request is made with respect to Registrable Securities with anticipated gross offering proceeds of less than $2,000,000, the Company may at its option repurchase such Registrable Securities at a purchase price per share equal to the Per Share Market Value (as defined in the Debenture Purchase Agreement) of the

Company's Common Stock on the trading day immediately preceding the closing date for the repurchase. The Company shall give written notice of its exercise of the option within 10 days after receipt of such Demand Request. The notice shall specify (i) a closing date not more than 30 days after the date of the notice, and (ii) the place of closing. The repurchase price shall be paid at the closing to the Initiating Holders, against delivery of certificates representing the Registrable Securities, by wire transfer of immediately available funds.

                  1.2 Number of Demand Registrations. The holders of registration rights under this Agreement shall be entitled to request an aggregate of three registrations of Registrable Securities pursuant to this
Section 1; and the Company shall pay all Registration Expenses in connection with each such registration request. The Company shall not be required to effect more than one registration pursuant to Section 1.1 in any twelve month period. A registration shall not count towards the maximum of three registration requests held by the Holder hereunder unless the registration statement for such requested registration has become effective and an offering closed in which all Registrable Securities requested to be included in such registration by the Initiating Holders shall have been sold. Provided, however, that the Company in any event shall pay all Registration Expenses in connection with any requested registration whether or not the registration statement becomes effective (unless the failure to become effective is such as to require the Initiating Holders to pay all Registration Expenses for such aborted or withdrawn registration pursuant to Section 4 below, in which case (i) such Initiating Holders shall reimburse the Company for all such Registration Expenses incurred and paid by the Company in connection with such registration, and (ii) such withdrawn request shall not count as a requested registration hereunder). Further provided, that if (i) the Initiating Holders withdraw from or abort more than one registration in any consecutive 12-month period, and (ii) the Initiating Holders are required to pay Registration Expenses pursuant to Section 4 for more than one such withdrawn or aborted registration, only one such registration shall not be counted.

                  1.3 Other Securities and Priority. The registration statement filed pursuant to the Demand Request may, subject to the prior written consent of the Initiating Holders, include other securities of the Company, provided that all Registrable Securities for which the Initiating Holders have requested registration shall be covered by such registration statement and sold in such offering before any such other securities are included and sold.

                  1.4 Limitations. The Company shall not be obligated to effect, or to take any action to effect, any demand registration:

                           (i) in any jurisdiction in which the Company would be required to execute a general consent to service of process, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                           (ii) during the period beginning 45 days prior to the Company's good faith estimate of the date of filing of, and ending 180 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                           (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 3 hereof.

                  1.5 Deferral of Registration. If in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement as soon as practicable after receipt of the Demand Request would be materially detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, in which case the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the Demand Request of the Initiating Holders, provided that the Company shall not defer its obligations in this manner for more than an aggregate of 120 days in any twelve-month period, and provided further that the Initiating Holders shall be entitled to withdraw the request for registration within 30 days after receipt of such certificate and, if such request is withdrawn, such registration shall not count as a requested registration hereunder and the Company shall pay all Registration Expenses incurred in connection with such withdrawn registration request.

                  1.6 Underwriting. The right of any other holders of Registrable Securities to join in a request for registration shall be conditioned upon such holders' participation in such registration on the same terms as the Initiating Holders (unless otherwise agreed by a majority in interest of the Initiating Holders).

                  1.7 Inclusion of Other Securities. In any demand registration, if the Company shall request inclusion of securities to be sold for its own account, or if other persons entitled to incidental registrations shall request inclusion in such registration, the Initiating Holders shall offer to include such securities in the underwriting and may condition such offer on the acceptance by the Company or such other persons of the provisions of this Agreement and the underwriting. The Company and all such other persons proposing to distribute securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriters selected by a majority in interest of the Initiating Holders subject to the approval of the Company, which approval will not be unreasonably withheld.

         2.       Piggyback Registration.

                  2.1 Notice and Procedures. If the Company proposes to register under the Securities Act any of its Common Stock for sale to the public, either for its own account or for the account of other security holders (other than holders of Registrable Securities), the Company will:

                           (i) promptly give written notice thereof to each holder of Registrable Securities; and

                           (ii) use its best efforts to include in such registration and in any underwriting involved therein, all Registrable Securities specified in any written request from holders of Registrable Securities received by the Company within 15 days after such notice.

                  2.2 Limitations. The provisions of this Section 2 shall not apply to any registration relating solely to employee benefit plans (as defined under Rule 405 of the Securities Act), or a registration relating solely to securities issued in connection with an acquisition or merger, or a registration on any registration form not available for registering the Registrable Securities for sale to the public or that does not permit secondary sales.

                  2.3 Underwriting. The right of any holder of Registrable Securities to participate in a piggyback registration shall be conditioned upon such holder's agreement to enter into an underwriting agreement in customary form with the underwriters selected by the Company.

                  2.4 Underwriters' Cutback. Notwithstanding any other provision of this Section 2, if the underwriters of any piggyback registration advise the Company of the need for an Underwriters' Cutback, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and sold. The Company shall advise all holders of securities requesting registration of the Underwriters' Cutback, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 9.

                  2.5 Other Provisions. If holders of Registrable Securities request participation in a piggyback registration, the provisions of Section 1.4 shall apply to such registration, and if the piggyback registration is for an underwritten offering, the provisions of Sections 1.6 and 1.7 shall also apply to such registration. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 2 without incurring any liability to the holders of the Registrable Securities.

         3. Registration on Form S-3. After the Company has qualified for the use of Form S-3, and for so long as the Company continues to be so qualified, in addition to the rights contained in the foregoing provisions of this Agreement, the holders of the

Registrable Securities shall have the right to request registrations on Form S-3 or any comparable or successor form. Each such request shall be in writing and shall state the anticipated number of shares of Registrable Securities to be disposed of, the anticipated gross proceeds of the offering, and the intended methods of disposition of such shares by such holders, including whether sales are to be made on a delayed or continuous basis pursuant to Rule 415. The Company shall not be obligated to effect any registration pursuant to this
Section 3 if (i) the holders of Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other shares of Common Stock (if any) on Form S-3 at an aggregate price to the public of less than $500,000, or (ii) the Company will be required to obtain an audit (other than for its normal year-end audit) for such registration to become effective. Sections 1.4(ii) and 1.5 shall apply to all requests for registration under this
Section 3. The Company shall only be required to effect two registrations of Registrable Securities pursuant to this Section 3 in each calendar year, provided, however, that if the offering is to be effected on a continuous or delayed basis pursuant to Rule 415 (or any successor rule), and the registration statement is kept effective for a period in excess of 180 days, then the Company shall not be required to effect another registration in that calendar year.

         4. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement, shall be borne by the Company; provided, however, that a holder of Registrable Securities shall bear the Registration Expenses for any registration process begun pursuant to Section 1 and subsequently withdrawn by such holder, unless such withdrawal is based upon (i) material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Initiating Holders at the time of the request for registration under Section 1, or (ii) material adverse changes in the financial markets which result in a decline of at least 20 percent in the public market price for the Company's Common Stock from the date of the request to the date of such withdrawal. All Selling Expenses relating to securities registered pursuant to this Agreement shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

         5.       Holdback Agreements.

                  5.1 By Holders. If requested in writing by the Company and the managing underwriter of an underwritten registered public offering under this Agreement by the Company of its Common Stock, the holders of Registrable Securities shall agree not to sell or otherwise transfer or dispose of any Common Stock of the Company held by such holders (other than those included in the registration statement) for a period not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company, all other holders of the Registrable Securities, and all other holders of rights to registration of any other security of the Company, if they also register their shares in such offering, enter into similar agreements identical in terms to that of the holders of Registrable Securities.

                  5.2 By Company. In connection with any underwritten registration, the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period after the effective date of any underwritten registration pursuant to this Agreement.

         6. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will use its best efforts to effect the registration and sale of Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                           (i) prepare and file a registration statement with respect to such offering of Registrable Securities, and use its best efforts to cause such registration statement to become effective,

                           (ii) notify each holder of Registrable Securities of the effectiveness of each registration statement hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days or until all Registrable Securities included in the registration have been sold, whichever occurs first, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition the sellers thereof set forth in such registration statement;

                           (iii) furnish to each seller of Registrable
         Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                           (iv) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller;

                           (v)   notify each seller of such Registrable
         Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make there statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                           (vi) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11a2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities;

                           (vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registrations statement;

                           (viii) enter into such customary agreements
         (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or combination of shares);

                           (ix) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, provided that any recipient of such records, documents or information executes such confidentiality agreement as the Company reasonably requests;

                           (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of
         Section 11(a) of the Securities Act and Rule 158 thereunder;

                           (xi) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which (i) with respect to matters relating to such holder of Registrable Securities, should be included in the reasonable judgment of such holder and its counsel, and (ii) with respect to matters relating to the Company, should be included in the reasonable judgment of such holder, subject in the case of clause (ii) to the approval of the Company and any managing underwriter of the offering (which approval shall not be unreasonably withheld); and

                           (xii) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities.

         7.       Indemnification.

                  7.1 By Company. The Company shall indemnify each holder of Registrable Securities, each of its officers, directors, employees, agents, and Affiliates, and each underwriter, and each of its officers, directors, employees, agents, and Affiliates, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (including any related registration statement, notification, or the like) incident to any registration under this Agreement, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse such persons for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder or underwriter and stated to be specifically for use therein; provided, further, however that the holders of Registrable Securities shall consent to such indemnity defense being conducted by counsel to the Company unless in the good faith opinion of counsel to Holder, Company's counsel will be unable to effectively defend such holders due to a conflict of interest, in which event, such defense may be conducted by counsel selected by the holders of a majority of the Registrable Securities provided that the Company will only be obligated to pay for the fees and expenses owing to one such counsel. It is agreed that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld).

                  7.2 By Holders. In connection with the registration or sale of shares of Registrable Securities pursuant to this Agreement, each holder whose Registrable Securities are included in such registration being effected under this Agreement, shall indemnify the Company, and each of its directors, officers, employees, agents, and Affiliates, and each underwriter, and each of its directors, officers, employees, agents, and Affiliates, against all claims losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such clam, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus, in reliance upon and in conformity with written information furnished to the Company by such holder of the Registrable Securities, and stated to be specifically for use therein; provided, however, that the obligations of such holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities if such settlement is effected without the prior written consent of such holder, which consent shall not be unreasonably withheld; and provided that in no event shall any indemnity under this Section 7.2 exceed the net amount of proceeds from the offering received by such holder.

                  7.3 Procedure. Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party or parties required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be reasonably acceptable to the Indemnified Party. Failure to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this section to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                  7.4 Contribution. If the indemnification provided for in this
Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                  7.5 Conflicting Provisions. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with a registration are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

         8. Information by Holder. Each holder of Registrable Securities shall furnish to the Company in writing such information regarding such holder and the distribution proposed by such holder as the Company or underwriters may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Agreement in order to assure compliance with federal and applicable state securities laws.

         9. Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities and other outstanding shares of Common Stock of the Company (the "Other Shares") requested and entitled to be included in a demand registration cannot be so included as a result of limitations on the aggregate number of shares of Registrable Securities and Other Shares that may be so included, or in case of an Underwriters' Cutback, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the holders of Registrable Securities and other selling stockholders pro rata on the basis of the number of shares of Registrable Securities and Other Shares held by such holders and other selling stockholders. If any holder of Registrable Securities or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to this procedure, the remaining portion of his allocation shall be reallocated among those requesting holders of Registrable Securities and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares held by such holders and other selling stockholders, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the holders of Registrable Securities and other selling stockholders have been so allocated. Provided, however, the Company shall not limit the number of Registrable

Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include in that registration shares of stock issued to employees, officers, directors, or consultants pursuant to any Company stock option plan, and in such case all Registrable Securities covered by the registration shall be sold before any such other securities are sold.

         10. Survival of Rights. The right of any holder of Registrable Securities to request registration or inclusion in any registration pursuant to this Agreement shall terminate on the earlier of (i) such date as all shares of Registrable Securities held by Holder shall equal less than 25% of the outstanding Registrable Securities, or (ii) five years from the date a Demand Request may first be made under Section 1.1.

         11. Definitions.  As used herein,

         "Debenture Purchase Agreement" means the Debenture Purchase Agreement between the Company and Sirrom Capital Corporation d/b/a Tandem Capital dated September 25, 1997.

         "Holder" means any person who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance herewith.

         "Initiating Holders" means holders of the Registrable Securities who in the aggregate hold not less than 25 percent of the outstanding Registrable Securities.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, sole proprietorship, trust or other entity, business association or organization.

         "Register," "registered" and "registration" refers to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933 and applicable rules and regulations thereunder, and such other actions as may be required to cause such registration statement to become effective or with respect to registration, qualification or compliance under applicable state securities laws.

         "Registration Expenses" means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company and its independent certified public accountants, blue sky fees and expenses, and reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration, but shall not include Selling Expenses.

         "Registrable Securities" means shares of the Company's Common Stock issued or issuable (i) upon conversion of the Debentures under the Debenture Purchase Agreement, and (ii) as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referred to in clause (i) or (ii); provided, however, that shares shall cease to be Registrable Securities if and when (x) they are sold pursuant to Rule 144 under the Securities Act or a registration statement under the Securities Act, or (y) such shares are eligible for resale pursuant to Rule 144 under the Securities Act without regard to any volume limitations thereunder.

         "Rule 144" means Rule 144 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

         "Rule 145" means Rule 145 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

         "Security" has the same meaning as in Section 2(1) of the Securities of 1933, as amended.

         "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any stockholder (other than the fees and disbursements of one counsel for the holders of Registrable Securities, as selling stockholders, included in Registration Expenses).

         "Underwriters' Cutback" means a reduction in the number of shares to be included in any underwritten offering as the result of receipt of written notice from the representative(s) of the underwriters to the effect that the number of shares requested to be included in such registration exceeds the number which, in the representative's judgment, can be sold in an orderly manner in such offering within a price range acceptable to either the Company (in a primary registration) or the majority of the holders initially requesting such registration (in a secondary registration).

         12. Notice of Transfer. The registration rights granted to the Holder hereunder may be transferred to any transferee of not less than 200,000 shares (adjusted appropriately for stock splits, stock dividends and the like) of Registrable Securities; provided, however, that the registration rights of the Holder may be transferred to a wholly-owned subsidiary of the Holder without regard to the number of shares transferred. Each such permitted transferee must agree in a written instrument provided to the Company to be bound hereby and shall thereupon be deemed to be a "Holder" for purposes hereunder.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by their duly authorized officers as of the date first above written.


                                    DIGITAL TRANSMISSION SYSTEMS, INC.


                                    By:    /s/ Andres C. Salazar
                                           ---------------------------------
                                    Name:  Andres C. Salazar
                                           ---------------------------------
                                    Title: President & CEO
                                           ---------------------------------


                                    SIRROM CAPITAL CORPORATION
                                     d/b/a TANDEM CAPITAL

                                    By:     /s/ Craig Macnab
                                            --------------------------------
                                    Name:   Craig Macnab
                                            --------------------------------
                                    Title:  President
                                            --------------------------------